Exhibit 99.1
EXL REPORTS 2016 FIRST QUARTER RESULTS

2016 First Quarter Revenues of $167.0 Million, up 16.4% year over year
Diluted EPS (GAAP) of $0.40, up from $0.28 in Q1 of 2015
Adjusted Diluted EPS (Non-GAAP) of $0.56, up from $0.41 in Q1 of 2015

New York, NY – April 28, 2016 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of operations management and analytics services, today announced its financial results for the quarter ended March 31, 2016.
Rohit Kapoor, Vice Chairman and CEO, commented, “EXL delivered strong revenue growth and profitability in the first quarter of 2016 driven by demand from our existing clients and ramp-up of recent wins. Revenues grew 16.4% year-over-year, or 18.4% on a constant currency basis. Revenue growth was driven by Analytics, Healthcare, Travel, Transportation & Logistics and Banking & Financial Services in the quarter.”
“Our Analytics business continues on its growth trajectory as clients increasingly rely on data-driven insights generated from our proprietary models. In Operations Management our investments in automation, technology-enabled solutions, and the Business EXLerator Framework™ are resonating in the market. Our pipeline in both of our operating segments remains strong.”
Vishal Chhibbar, EXL’s CFO, commented, “Our adjusted EPS was up 37% year-over year to $0.56 due to higher volumes, operating leverage and the impact of an acquisition. Our balance sheet remains strong with cash and short-term investments of $192.9 million.
We have updated our guidance for 2016 to $694 million - $706 million from $690 million - $706 million to reflect better performance in the first quarter and stronger exchange rates versus the U.S. dollar. Our guidance represents annual revenue growth of 12-14% on a constant currency basis. Our adjusted diluted EPS guidance for 2016 is unchanged.”

Financial Highlights: First Quarter 2016
Our business is divided into two reporting segments: Operations Management and Analytics. Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•	Revenues increased to $167.0 million compared to $143.5 million, up 16.4% from the first quarter of 2015 and up 0.7% sequentially from the prior quarter.

◦
Operations Management revenues increased 3.4% to $128.1 million (5.6% on constant currency) compared to $123.9 million in the first quarter of 2015 and decreased 1.0% sequentially from the prior quarter.

◦	Analytics revenues increased 98.2% to $39.0 million (99.7% on constant currency) compared to $19.7 million in the first quarter of 2015, and increased 6.9% sequentially from the prior quarter.

•
Operating margin for the quarter ended March 31, 2016 was 9.8% compared to 9.4% in the first quarter of 2015 and 10.8% for the quarter ended December 31, 2015. Adjusted operating margin was 15.0% compared to 13.8% in the first quarter of 2015 and 14.7% for the quarter ended December 31, 2015.

•
Diluted earnings per share for the quarter ended March 31, 2016 was $0.40 compared to $0.28 in the first quarter of 2015 and $0.43 for the quarter ended December 31, 2015. Adjusted diluted earnings per share was $0.56 compared to $0.41 in the first quarter of 2015 and $0.56 for the quarter ended December 31, 2015.

Business Highlights: First Quarter 2016

•	Won 11 new clients in the quarter ended March 31, 2016, consisting of eight new clients in Operations Management and three new clients in Analytics.

•	Positioned as a “Leader” in “NelsonHall Healthcare Payer NEAT” report.

•	Positioned in the “As-a-Service Winner’s Circle” in “HfS Blueprint Report: BFS Analytics Services”.

•	Expanded multiple Operations Management relationships, including migrating 34 new processes in the first quarter of 2016.

•	Launched Care Radius Version 3.1, our cloud-based total population health platform that integrates data from multiple sources for health plans and practitioners.

•	Entered into a strategic partnership with Automation Anywhere to accelerate robotic process automation initiatives.
2016 Guidance
Based on current visibility and an Indian rupee to U.S. dollar exchange rate of 67, Philippine peso to U.S. dollar exchange rate of 47.5 and all other currencies at current exchange rates, the Company is providing the following guidance for the calendar year 2016:

•	Revenues of $694 million to $706 million, representing annual revenue growth 12% to 14% on a constant currency basis.

•
Adjusted diluted earnings per share, excluding the impact of stock-based compensation expense, amortization of intangibles and associated tax impacts, of $2.25 to $2.35, representing an increase of 11% to 16%.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, April 28, 2016 at 4:30 P.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that helps businesses enhance growth and profitability in the face of relentless competition and continuous disruption. Using our proprietary  award-winning Business EXLerator Framework™, which integrate analytics, automation, benchmarking, BPO, consulting, industry best practices and technology platforms, EXL looks deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 24,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Latin America, Australia and South Africa. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K for the year ended December 31, 2015. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2016	2015
Revenues, net	$167,036	$143,510
Cost of revenues (exclusive of depreciation and amortization)	108,379	93,125
Gross profit	58,657	50,385
Operating expenses:
General and administrative expenses	20,618	18,621
Selling and marketing expenses	13,454	11,243
Depreciation and amortization	8,133	7,053
Total operating expenses	42,205	36,917
Income from operations	16,452	13,468
Foreign exchange gain	469	1,134
Other income, net	2,794	1,178
Income before income taxes	19,715	15,780
Income tax expense	5,895	6,213
Net income	$13,820	$9,567
Earnings per share:
Basic	$0.41	$0.29
Diluted	$0.40	$0.28
Weighted-average number of shares used in computing earnings per share:
Basic	33,380,028	33,236,259
Diluted	34,351,657	34,051,971

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$95,774	$205,323
Short-term investments	97,079	13,676
Restricted cash	2,722	1,872
Accounts receivable, net	107,601	92,650
Prepaid expenses	8,426	8,027
Advance income tax, net	6,406	2,432
Other current assets	19,746	15,219
Total current assets	337,754	339,199
Fixed assets, net	47,540	47,991
Restricted cash	3,380	3,319
Deferred tax assets, net	9,711	13,749
Intangible assets, net	50,013	52,733
Goodwill	171,498	171,535
Other assets	22,384	22,257
Total assets	$642,280	$650,783
Liabilities and Equity
Current liabilities:
Accounts payable	$3,146	$6,401
Short-term borrowings	10,000	10,000
Deferred revenue	13,667	11,518
Accrued employee cost	24,644	44,526
Accrued expenses and other current liabilities	37,901	34,250
Current portion of capital lease obligations	286	384
Total current liabilities	89,644	107,079
Long term borrowings	55,000	60,000
Capital lease obligations, less current portion	278	278
Non-current liabilities	13,565	17,655
Total liabilities	158,487	185,012
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 35,252,413 shares issued and 33,409,249 shares outstanding as of March 31, 2016 and 34,781,201 shares issued and 33,091,223 shares outstanding as of December 31, 2015	35	35
Additional paid-in-capital	261,871	254,052
Retained earnings	334,809	320,989
Accumulated other comprehensive loss	(64,087)	(67,325)
Total including shares held in treasury	532,628	507,751
Less: 1,843,164 shares as of March 31, 2016 and 1,689,978 shares as of December 31, 2015, held in treasury, at cost	(49,014)	(42,159)
ExlService Holdings, Inc. stockholders' equity	$483,614	$465,592
Non-controlling interest	179	179
Total equity	$483,793	$465,771
Total liabilities and equity	$642,280	$650,783

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures (adjusted operating income, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share and information on a constant currency basis) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The adjusted financial measures disclosed by the EXL should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these adjusted measures may help investors better understand EXL’s underlying financial performance. Management also believes that these adjusted financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these adjusted financial measures to determine variable compensation of its employees. EXL believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, EXL’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations. EXL also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.
Additionally, EXL provides certain information on a constant currency basis, which reflects a comparison of current period results translated at the prior period currency rates. EXL primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine peso. The average exchange rate of the Indian rupee against the U.S. dollar increased from 62.06 during the quarter ended March 31, 2015 to 67.51 during the quarter ended March 31, 2016, representing a depreciation of 8.8%. The average exchange rate of the Philippine peso against the U.S. dollar increased from 44.29 during the quarter ended March 31, 2015 to 47.09 during the quarter ended March 31, 2016, representing a depreciation of 6.3%. The average exchange rate of the U.K pound sterling against the U.S. dollar increased from 0.66 during the quarter ended March 31, 2015 to 0.71 during the quarter ended March 31, 2016, representing a depreciation of 6.2%. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s operating performance.
The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three months ended March 31, 2016 and 2015 and for the three months ended December 31, 2015:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2016	2015	2015
Revenues (GAAP)	$167,036	$143,510	$165,858
subtract: Cost of revenues (GAAP)	(108,379)	(93,125)	(106,116)
subtract: Operating expenses (GAAP)	(42,205)	(36,917)	(41,864)
Income from operations (GAAP)	$16,452	$13,468	$17,878
add: Stock-based compensation expense (a)	5,809	4,255	3,768
add: Amortization of acquisition-related intangibles (b)	2,715	2,059	2,717
Adjusted operating income (Non-GAAP)	$24,976	$19,782	$24,363
Adjusted operating income margin as a % of Revenues (Non-GAAP)	15.0%	13.8%	14.7%
add: Depreciation	5,418	4,994	5,577
Adjusted EBITDA (Non-GAAP)	$30,394	$24,776	$29,940
Adjusted EBITDA margin as a % of Revenues (Non-GAAP)	18.2%	17.3%	18.1%

(a)	To exclude stock-based compensation expense under ASC Topic 718.

(b)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three Months Ended March 31,		Three Months Ended December 31,
	2016	2015	2015
Net income (GAAP)	$13,820	$9,567	$14,762
add: Stock-based compensation expense (a)	5,809	4,255	3,768
add: Amortization of acquisition-related intangibles (b)	2,715	2,059	2,717
subtract: Tax impact on stock-based compensation expense	(2,156)	(1,626)	(1,431)
subtract: Tax impact on amortization of acquisition-related intangibles	(720)	(433)	(679)
subtract: Changes in fair value of earn-out consideration (net of tax)	(150)	-	-
Adjusted net income (Non-GAAP)	$19,318	$13,822	$19,137
Adjusted diluted earnings per share (Non-GAAP)	$0.56	$0.41	$0.56

(a)	To exclude stock-based compensation expense under ASC Topic 718.

(b)	To exclude amortization of acquisition-related intangibles.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com